Exhibit 23.3

January 13, 2010

Mr. Richard M. Grubel

Senior Vice President

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, FL 33607

Consent of Independent Appraisal Firm

We hereby consent to the reference to Sheldrick, McGehee & Kohler, LLC and to the incorporation of information contained in our Valuation Reports dated January 12, 2009 and June 15, 2009 in the Annual Report on Form 10-K of The PBSJ Corporation for the year ended September 30, 2009, to which this consent is an exhibit.

Sincerely,

Steven M. Rosenbloom

President